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                                                                    EXHIBIT 24.6


                                POWER OF ATTORNEY

         The undersigned director of Bank of Granite Corporation (the "Company") hereby appoints Kirby A. Tyndall and John A. Forlines, Jr. and each of them singly, with full power to act without the other, to execute and file with the Securities and Exchange Commission in the name and on behalf of the undersigned the registration statement on Form S-4 (the "Registration Statement") of the Company with respect to the registration of shares of common stock of the Company for issuance in connection with the proposed merger of First Commerce Corporation into the Company, and any and all amendments (including any post-effective amendment) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with exhibits thereto, and any other documents in connection therewith, making such changes in the Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution and resubstitution, attorney-in-fact to sign the Registration Statement and any amendment (including any post-effective amendment) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same with exhibits thereto, and any other documents in connection therewith.


         This the 18th day of February, 2003.


                                             /s/ Boyd C. Wilson, Jr.
                                             -----------------------------------
                                             Boyd C. Wilson, Jr., CPA, Director